EXHIBIT 5








                                                                 March 28, 2003


AOL Time Warner Inc.
75 Rockefeller Plaza
New York, New York  10019

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by AOL Time Warner Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the $300 million of deferred compensation obligations of the Company which represent unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the AOL Time Warner Deferred Compensation Plan (the "Plan").

     I am a Vice President and Associate General Counsel of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise, identified to our satisfaction, of the following documents:

     1.   Certificate of Incorporation of the Company as currently in effect;

     2.   By-Laws of the Company as currently in effect;

     3. Resolutions adopted by the Company's Board of Directors authorizing the issuance of the Obligations pursuant to the terms of the Plan and the registration of the Company's Obligations under the Plan;

     4.   The Plan.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed that: (i) all of the Obligations will be issued pursuant to the terms of the Plan as currently in effect; and
(ii) all actions required to be taken under the Plan by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company.



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     Based upon and subject to the foregoing, I am of the opinion that:

     1.   The Obligations have been duly authorized for issuance.

     2. If and when any Obligations are issued in accordance with the requirements of the Plan, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

     You acknowledge that I am admitted to practice only in the States of California and Texas and am not an expert in the laws of any other jurisdiction. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.




                                                   Very truly yours,





                                                   /s/ Brenda C. Karickhoff
                                                   -----------------------------
                                                   Brenda C. Karickhoff
                                                   Vice President and
                                                   Associate General Counsel




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